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                                                                    Exhibit 99.3

                     International Flavors & Fragrances Inc.
                      2001 Quarterly Pro-Forma Information
                             (Dollars in thousands)

The following quarterly pro-forma information reflects the businesses disposed of during 2001 and the pro-forma effects of adopting FAS 142, Goodwill and Other Intangible Assets.

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

                                            1st          2nd         3rd        4th
                                          Quarter      Quarter     Quarter    Quarter        Year
                                           Ended        Ended       Ended      Ended         Ended
                                          3/31/01      6/30/01     9/30/01    12/31/01      12/31/01
                                        -----------------------------------------------   -------------
Net Sales                                $ 463,973   $ 462,890   $ 447,771   $ 409,647    $  1,784,281
                                         ---------------------------------------------    ------------

Cost of goods sold                         265,535     256,737     255,450     233,438       1,011,160
Research and development expenses           35,049      35,284      31,344      32,533         134,210
Selling and administrative expenses         84,985      80,410      72,041      73,475         310,911
Amortization of goodwill and other
 intangibles                                 3,158       3,158       3,158       3,158          12,632
Nonrecurring charges                        12,420       8,780       8,869           -          30,069
Interest expense                            22,300      17,634      16,545      13,945          70,424
Other (income) expense, net                   (240)      1,006      (1,864)     (1,511)         (2,609)
                                        ----------------------------------------------    -------------
                                           423,207     403,009     385,543     355,038       1,566,797
                                        ----------------------------------------------    -------------

Income before taxes on income               40,766      59,881      62,228      54,609         217,484
Taxes on income                             13,248      19,461      20,224      17,748          70,681
                                        ----------------------------------------------    -------------
Net Income                               $  27,518   $  40,420   $  42,004   $  36,861    $    146,803
                                        ================================================  =============
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